Exhibit 99.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 17th day of May, 2011 (the “Effective Date”), by and among Centennial Minerals Company LLC, a Nevada limited liability company, whose address is P.O. Box 21350, Carson City, Nevada 89721 (“CMC”), Mt. Hamilton LLC, a Colorado limited liability company, whose address is 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033 (“MH LLC”), and Solitario Exploration & Royalty Corp., the Manager of MH LLC, whose address is 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033 (“Solitario”).

RECITALS

A.                CMC and MH LLC are parties to that Mining Lease Agreement between CMC and Diamond Hill Investment Corp. (predecessor-in-interest to DHI Minerals (U.S.) Ltd.) dated November 19, 2004, amended by that First Amending Agreement between CMC and DHI Minerals (U.S.) Ltd. (“DHI”) dated April 20, 2005, further amended by that Amendment Agreement dated November 15, 2009, further amended by that Royalty Reduction Agreement among CMC, DHI and Ely Gold & Minerals Inc. (“Ely”), dated February 27, 2010, and further amended by that Amendment of Lease Agreement and Royalty Reduction Agreement among CMC, DHI and Ely dated April 28, 2010 (collectively, the “Mt. Hamilton Lease”). DHI assigned its interest in the Mt. Hamilton Lease to MH LLC pursuant to a Mineral Deed and Assignment dated effective as of December 22, 2010.

B.                 Pursuant to the Mt. Hamilton Lease, CMC is entitled to a sliding scale production royalty on the production of minerals from the patented and unpatented mining claims covered thereby, starting at 3.0% of Net Smelter Returns (at a gold price of $400 per ounce or less), increasing by one-half of one percentage point for each $50 increase in the price of gold, to a maximum of 8.0% of Net Smelter Returns (the “Royalty”).

C.                 Pursuant to the Mt. Hamilton Lease, MH LLC has the right to reduce the maximum Royalty from 8.0% to 6.5% of Net Smelter Returns by making a $2,000,000 payment to CMC, to further reduce the maximum Royalty from 6.5% to 4.75% of Net Smelter Returns by making an additional $1,500,000 payment to CMC, and to further reduce the maximum Royalty from 4.75% to 3.0% of Net Smelter Returns by making another $1,500,000 payment to CMC.

D.                CMC and MH LLC now desire to enter into this Agreement to allow for the buy-down by MH LLC of an additional two percentage points of the Royalty, as it applies to gold and silver, pursuant to the terms of this Agreement.

E.                 The result of the buy-down of the Royalty under this Agreement is that for gold and silver, the maximum Royalty will be 6% of Net Smelter Returns rather than 8%, the sliding scale royalty will start at 1% rather than 3%, and MH LLC will have the right under the Mt. Hamilton Lease, if it exercises all of its royalty reduction rights as described in Recital C above, to reduce the Royalty on gold and silver to 1% of Net Smelter Returns, regardless of the price of gold.

AGREEMENT

NOW, THEREFORE, in consideration of the receipt of the Purchase Price (as defined below), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties agree as follows:

1.                  CMC hereby agrees that pursuant to this Agreement, effective as of the Closing Date (as defined below) MH LLC is buying down two percentage points from the Royalty, to the extent it is payable on gold and silver produced from the Property covered by the Mt. Hamilton Lease (the “Royalty Buy-Down”), so that the Royalty payable under the Mt. Hamilton Lease on gold and silver Products is a sliding scale production royalty beginning at 1.0% of Net Smelter Returns (at a gold price of $400 per ounce), increasing by one-half of one percentage point for each $50 increase in the price of gold, to a maximum of 6.0% of Net Smelter Returns. For greater certainty, the parties also agree that if MH LLC exercises all of its royalty reduction rights described in Recital C above, the Royalty payable on gold and silver will no longer be on a sliding scale, but will be reduced to 1% of Net Smelter Returns regardless of the price of gold, and under no circumstances shall the Royalty payable to CMC under those circumstances be less than 1% of Net Smelter Returns.

2.                  The purchase price for the Royalty Buy-Down shall be $2,520,000 (the “Purchase Price”). The Purchase Price shall be payable by a combination of $1,519,999 in cash and $1,000,001 worth of Solitario common stock (to be delivered by Solitario for the benefit of MH LLC). The number of shares of Solitario common stock (the “Stock”) to be delivered to CMC shall be 344,116 shares, determined based on the 20-day weighted average closing price of the Stock as quoted on the NYSE Amex Equities Exchange (the “Exchange”) for the 20 trading days prior to the Effective Date, based upon the sum total of the product of the closing price of the Stock as quoted on the Exchange for each trading day in such 20-day period, multiplied by the number of shares traded during such day, such sum divided by the sum total of the number of shares traded during such 20-day period.

3.                  On the date that is three business days following receipt of approvals from both of the stock exchanges referred to in paragraph 7 (the “Closing Date”), the parties shall execute and deliver an amendment to the Mt. Hamilton Lease (the “Amendment”), reflecting the modification of the Royalty percentages as a result of the Royalty Buy-Down, as described in paragraph 1 of this Agreement. The Amendment shall be substantially in the form of Exhibit A attached hereto and incorporated herein by reference. In addition, on the Closing Date, MH LLC shall tender to CMC the Purchase Price, payable (a) with respect to the cash portion of the Purchase Price, by wire transfer pursuant to written instructions previously provided by CMC to MH LLC, and (b) with respect to Stock, by the delivery to CMC or its designated agent, by Solitario, for the benefit of MH LLC, of stock certificate(s) representing the requisite number of shares of Stock (determined in accordance with paragraph 2).

On the Closing Date, CMC shall deliver to MH LLC a certificate of non-foreign status for U.S. tax purposes and a receipt evidencing the delivery of the stock certificate(s). In addition, each of the parties will deliver such other closing certificates, agreements and documents as are reasonably requested by the other party.

All of the documents delivered and payments made on the Closing Date by each of the parties shall be deemed to have been made and paid simultaneously.

4.                  If CMC fails to execute and deliver the Amendment or any other documents in accordance with the provisions of paragraph 3, the parties agree that MH LLC shall have the right to the remedy of specific performance, as well as all other legal and equitable rights and remedies available to it as a result of such failure.

5.                  CMC represents and warrants to MH LLC and Solitario, and MH LLC and Solitario represent and warrant to CMC, as follows:

(a)                It has full corporate or limited liability company power and authority to execute and deliver this Agreement and the documents and instruments contemplated hereby and to carry out the transactions contemplated hereby. This Agreement constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the availability of injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)               The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its members and its Manager, or its Board of Directors, as the case may be, and no other proceedings are necessary to authorize the execution and delivery by it of this Agreement and the consummation of the transactions contemplated hereby.

6.                  With respect to the Stock to be delivered to CMC on the Closing Date,

(a)                CMC represents and warrants to MH LLC and Solitario (which such representations and warranties shall be true and correct as of the Effective Date and as of the Closing Date), as follows:

(i)                 CMC has taken full cognizance of and understands all of the risk factors related to the purchase of the Stock, including the possible loss of the total amount of the investment. CMC has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in Solitario, and CMC is able to bear a complete loss of its entire investment.

                        (ii)               CMC has had sufficient access to documents, materials and information concerning Solitario as CMC deems necessary or appropriate for evaluating an investment in Solitario. CMC has received and reviewed a copy of Solitario’s Prospectus Supplement (including without limitation the Base Prospectus included therewith) to be filed with the Securities and Exchange Commission (“SEC”) pursuant to rule 424(b)(5) of the Securities Act of 1933, as amended, and relating to Solitario’s Registration Statement on Form S-3 (Reg. No. 333-172929), as amended (the “Prospectus Supplement”). CMC was able to make such appropriate independent investigation as CMC deemed necessary to verify the information furnished and to obtain such information as CMC requested prior to making the decision to enter into this Agreement. CMC has had a reasonable opportunity to review the Prospectus Supplement and ask questions of and receive answers from Solitario’s officers, or a person or persons acting on their behalf, concerning Solitario, the Prospectus Supplement and the Stock and all such questions have been answered to CMC’s full satisfaction.

(iii)             No oral or written representations or statements have been made in connection with the offering of the Stock other than as set forth in the Prospectus Supplement.

(iv)             No foreign, federal, or state authority has made a finding or determination as to the fairness for investment of the Stock and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse the Stock.

(b)               Solitario represents and warrants to CMC that the Stock to be issued pursuant to this Agreement (i) will, when issued, be duly authorized, validly issued, fully paid and non-assessable and (ii) will be issued pursuant to the Registration Statement.

7.                  Promptly after the Effective Date, Solitario shall make an application to each of the Exchange and the Toronto Stock Exchange for the additional listing of the Stock. The parties hereto agree that Solitario shall have the right to provide a copy of this Agreement to the Exchange and the Toronto Stock Exchange as required. Solitario shall have no obligation to pay the Purchase Price or issue the Stock and deliver the stock certificate(s) referred to in paragraph 3 above until the listing applications have been approved by both the Exchange and the Toronto Stock Exchange. If the approval of either the Exchange or the Toronto Stock Exchange cannot be obtained, MH LLC and Solitario may terminate this Agreement by providing written notice to CMC, and they shall have no further obligations or liability to CMC under this Agreement, and this Agreement will have no further force or effect on the existing Mt. Hamilton Lease as currently amended.

8.                  Any notice, election or other correspondence required or permitted hereunder shall be in writing and (a) delivered personally to an officer of the party to whom directed; (b) sent by registered or certified United States mail, postage prepaid, return receipt requested; (c) sent by reputable overnight courier; or (d) sent by facsimile transmission with confirmation of receipt. All such notices shall be addressed to the party to whom directed as follows:

MH LLC or Solitario: 4251 Kipling Street, Suite 390
Wheat Ridge, Colorado 80333
Attention: Chris Herald
Telephone: (303) 534-1030
Facsimile: (303) 534-1809

CMC: P.O. Box 21350
Carson City, Nevada 89721
Attention: Sam Nunnemaker
Telephone: (775) 230-0962
Facsimile: (775) 474-1710

Any party may, from time to time, change its address for future notices hereunder by notice in accordance with this paragraph 8. Notices, all other documents, and payments shall be complete and deemed to have been given or made when mailed or sent by overnight courier, or upon personal delivery when delivered personally, or, in the case of notices, when receipt is confirmed when sent by facsimile transmission.

9.                  The parties hereto agree that they will (a) execute any and all other instruments that may be necessary or required to carry out and effectuate any and all of the provisions hereof, and (b) take all such other actions as are reasonably necessary and requested by any other party to facilitate the transactions contemplated by this Agreement and to allow for the full enjoyment of the rights granted hereunder.

10.              This Agreement shall be binding upon, and shall inure to, the benefit of the parties hereto, their administrators, legal representatives, successors and assigns.

11.              This Agreement shall be governed by the laws of the State of Nevada, other than conflicts of law principles which would require the imposition of the laws of another jurisdiction.

12.              This Agreement may be executed in several counterparts, any one of which may contain the execution of CMC, MH LLC or Solitario, which together shall constitute a single original document.

13.              Capitalized terms used but not defined in this Agreement shall have the same meaning ascribed to them in the Mt. Hamilton Lease.

14.              CMC acknowledges and agrees that Solitario will file the Prospectus Supplement with the relevant U.S. and Canadian securities regulators and stock exchanges, as well as an 8-K filing and related press release which describe the transactions set forth in this Purchase Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

CENTENNIAL MINERALS COMPANY LLC, a Nevada limited liability company

By: /s/Robert G. Carrington
Name: Robert G. Carrington
Title: Managing Member

MT. HAMILTON LLC,
a Colorado limited liability company

By: Solitario Exploration & Royalty Corp., as Manager

By: /s/ Christopher E. Herald
Name: Christopher E. Herald
Title: President & CEO

SOLITARIO EXPLORATION & ROYALTY CORP., a Colorado corporation

By: /s/ Christopher E. Herald
Name: Christopher E. Herald
Title: President & CEO

When recorded, please return to:

Mt. Hamilton LLC
Attention: Chris Herald
4251 Kipling Street, Suite 390
Wheat Ridge, Colorado 80033

The undersigned affirm that this
document does not contain the
personal information of any person.

EXHIBIT A

FOURTH AMENDMENT TO MINING LEASE AGREEMENT

THIS FOURTH AMENDMENT TO MINING LEASE AGREEMENT (the “Fourth Amendment”) is made and entered into effective as of _____ ___, 2011 (the “Effective Date”), by and among Centennial Minerals Company LLC, a Nevada limited liability company, whose address is P.O. Box 21350, Carson City, Nevada 89721 (“CMC”), and Mt. Hamilton LLC, a Colorado limited liability company, whose address is 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033 (“MH LLC”).

RECITALS

1.                  CMC and MH LLC are parties to a Mining Lease Agreement dated November 19, 2004, as amended by (a) that First Amending Agreement dated April 20, 2005, (b) that Royalty Reduction Agreement dated February 27, 2010, and (c) that Amendment of Lease Agreement and Royalty Reduction Agreement dated April 28, 2010 (collectively, the “Mt. Hamilton Lease”). A Short Form of the Mt. Hamilton Lease was recorded in the official records of White Pine County, Nevada on February 21, 2008 as Document No. 341950.

2.                  The Mt. Hamilton Lease allows MH LLC to conduct exploration, development and mining activities on certain patented and unpatented mining claims owned by CMC in White Pine County, Nevada, as more particularly described in Exhibit A attached hereto and incorporated herein by reference.

3.                  Pursuant to the Mt. Hamilton Lease, CMC is entitled to a sliding scale production royalty of 3.0% of Net Smelter Returns (at a gold price of $400 per ounce), increasing by one-half of one percentage point for each $50 increase in the price of gold, to a maximum of 8.0% of Net Smelter Returns (the “Royalty”).

4.                  Pursuant to the Mt. Hamilton Lease, MH LLC has the right to reduce the maximum Royalty from 8.0% to 6.5% of Net Smelter Returns by making a $2,000,000 payment to CMC, to further reduce the maximum Royalty from 6.5% to 4.75% of Net Smelter Returns by making an additional $1,500,000 payment to CMC, and to further reduce the maximum Royalty from 4.75% to 3.0% of Net Smelter Returns by making another $1,500,000 payment to CMC.

5.                  CMC and MH LLC now desire to amend the Mt. Hamilton Lease to reflect MH LLC’s buy-down of an additional two percentage points of the Royalty, as it applies to gold and silver, pursuant to the terms of this Fourth Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Fourth Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto agree as follows:

A.                CMC and MH LLC agree to amend and restate the Mt. Hamilton Lease by adding a new sentence to Section 5.3 after the sixth sentence of Section 5.3, to read as follows:

Notwithstanding the foregoing, for gold and silver Products, the Royalty percentage base rate shall be one percent (1.0%) of Net Smelter Returns. For each $50 dollar increment wherein the London PM Fix is greater than $400 per ounce, the Royalty on gold and silver Products (the “Gold Royalty”) shall increase by one-half of one percentage point (0.5%), such that at a London PM Fix of $425, the Gold Royalty would be 1% of Net Smelter Returns, and at a London PM Fix of $450, the Gold Royalty would be 1.5% of Net Smelter Returns, to a maximum royalty of 6% of Net Smelter Returns.

B.                 CMC and MH LLC agree to amend and restate the remainder of Section 5.3 of the Mt. Hamilton Lease to read in its entirety as follows:

For the purposes of this Agreement, the “date of commencement of commercial production from the Property” shall mean that date on which ore from the Property is being consistently processed on a continuous basis at 75% of the rate projected in the final feasibility study, if any, prepared by or for [the Lessee] in respect of the Property or 180 days after the date on which ore from the Property is first mined, whichever shall first occur. Notwithstanding the definition of commencement of commercial production above, Royalty payments shall be made to the Lessor from all production from the Property.

[The Lessee] is hereby irrevocably granted the following rights and options (collectively the “Royalty Reduction Options”):

(a)       the right and option (the “First Royalty Reduction Option”), exercisable at any time prior to the date of commencement of commercial production from the Property, to reduce the Royalty by purchasing one and one-half (1.5%) percentage points of the Royalty for $2,000,000; and if [the Lessee] so elects to reduce the Royalty, the maximum Royalty on all Products other than gold and silver will be reduced from 8% to 6.5% of

Net Smelter Returns, and the maximum Gold Royalty will be reduced from 6% to 4.5% of Net Smelter Returns;

(b)       subject only the first having exercised the First Royalty Reduction Option, the right and option (the “Second Royalty Reduction Option”), exercisable at any time prior to the date of commencement of commercial production from the Property, to further reduce the Royalty by purchasing another one and three-quarters (1.75%) percentage points of the Royalty for a further $1,500,000; and if [the Lessee] so elects to reduce the Royalty, the maximum Royalty on all Products other than gold and silver will be reduced from 6.5% to 4.75% of Net Smelter Returns, and the maximum Gold Royalty will be reduced from 4.5% to 2.75% of Net Smelter Returns; and

(c)       subject only to first having exercised the First Royalty Reduction Option and the Second Royalty Reduction Option (the “Third Royalty Reduction Option”), exercisable at any time prior to the first anniversary of the date of commencement of commercial production from the Property, to further reduce the Royalty by purchasing another one and three-quarters (1.75%) percentage points of the Royalty for a further $1,500,000; and if [the Lessee] so elects to reduce the Royalty, the maximum Royalty payable on all Products other than gold and silver will be reduced from 4.75% to 3% of Net Smelter Returns, and the maximum Gold Royalty will be reduced from 2.75% to 1% of Net Smelter Returns. In that event, the Gold Royalty will no longer be based on a sliding scale, but instead shall be 1% of Net Smelter Returns regardless of the price of gold, and shall never be reduced to less than 1% of Net Smelter Returns.

C.                 All capitalized terms used but not defined in this Fourth Amendment shall have the meaning ascribed to them in the Mt. Hamilton Lease.

D.                The parties hereby confirm and agree that the Mt. Hamilton Lease, as amended by the terms and provisions of this Fourth Amendment, remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first set forth above.

CENTENNIAL MINERALS COMPANY LLC

By:
Name:
Title:

MT. HAMILTON LLC

By: SOLITARIO EXPLORATION & ROYALTY CORP., its Manager

By:
Name:
Title:

STATE OF ___________ )
) ss.
COUNTY OF _________ )

The foregoing instrument was acknowledged before me this ____ day of __________, 2011, by ____________ as ____________ of Centennial Minerals Company LLC, a Nevada limited liability company.

Witness my hand and official seal

My commission expires: _________________________

Notary Public

STATE OF ___________ )
) ss.
COUNTY OF _________ )

The foregoing instrument was acknowledged before me this ____ day of __________, 2011, by ____________ as ____________ of Solitario Exploration & Royalty Corp., a Colorado corporation, as Manager of Mt. Hamilton LLC, a Colorado limited liability company.

Witness my hand and official seal

My commission expires: _________________________

Notary Public

Exhibit A

Mining Claims Covered by Mt. Hamilton Lease

Patented Mining Claims

Claim Name	Patent	Issued

Badger State	6449	09/15/1882
Centennial	4705	05/31/1881
Gloucester	867	04/15/1874
Woo Hop	5404	02/28/1882
Chester	1131	12/21/1874
Chester 1	256014	04/01/1912
Chester 2-4	256018	04/01/1912

Unpatented Mining Claims

Claim Name	Claim Number	Book/Page	NMC

H	10	352/265	839910
H	11	352/266	839911
H	12	352/267	839912
H	13	352/268	839913
H	14	352/269	839914
H	15	352/270	839915
H	16	352/271	839916
H	17	352/272	839917
H	18	352/273	839918
H	19	352/274	839919
H	20	352/275	839920
H	21	352/276	839921
H	22	352/277	839922
H	25	352/278	839923
H	26	352/279	839924
H	27	352/280	839925
H	28	352/281	839926
H	36	352/282	839927
H	37	352/283	839928
H	38	352/284	839929
H	39	352/285	839930